UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2012

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 819-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Shareholders of Chase Corporation (the “Company”) was held on February 6, 2012.  The following proposals were voted on at the 2012 Annual Meeting.  Each proposal is more fully described in the Company’s Definitive Proxy Statement for the 2012 Annual Meeting, as filed with the SEC on December 23, 2011.

Proposal 1 — For the election of nominees for the Board of Directors.  The eight nominees named in the Company’s Definitive Proxy Statement were elected as Directors, to serve until the 2013 Annual Meeting of Shareholders, with the following votes:

Name of Director	In Favor	Votes Withheld	Broker Non-Votes
Adam P. Chase	6,223,517	581,288	1,447,006
Peter R. Chase	6,221,342	583,463	1,447,006
Mary Claire Chase	6,197,458	607,347	1,447,006
J. Brooks Fenno	6,275,370	529,435	1,447,006
Lewis P. Gack	6,425,332	379,473	1,447,006
George M. Hughes	5,507,723	1,297,082	1,447,006
Ronald Levy	6,280,148	524,657	1,447,006
Thomas Wroe, Jr.	6,426,754	378,052	1,447,006

Proposal 2 — A non-binding, advisory vote to approve the executive compensation of our named executive officers.  Although this vote is non-binding on the Company or the Board of Directors, the voting results will be reviewed and considered when making future decisions regarding the Company’s executive compensation program.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions	Broker Non-Votes
5,580,223	727,307	497,275	1,669,356

Proposal 3 — A non-binding, advisory vote to determine the frequency of conducting future advisory votes (similar to Proposal 2 above) on executive compensation.  Although this vote is non-binding on the Company or the Board of Directors, the voting results will be reviewed and considered when determining the frequency of future advisory votes on executive compensation.  The Three Years option of this proposal was selected with the following votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
2,857,462	21,507	3,589,048	147,196	1,669,356

Proposal 4 — For the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2012.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions
8,377,460	110,122	10,207

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: February 9, 2012	By:	/s/ Kenneth L. Dumas
Kenneth L. Dumas
Chief Financial Officer and Treasurer